EXHIBIT 23.1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
DoMark International, Inc.

                          INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in this registration statement of DoMark International, Inc. on Form S-8 of our audit report dated September 15, 2008, on the financial statements of DoMark International, Inc. as of May 31, 2008 of the annual Form 10-K of DoMark International, Inc..


/s/ Kramer Weisman and Associates LLP
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Kramer Weisman and Associates LLP
Davies, Florida
December 31, 2008